Exhibit 99.1

The First Bancshares, Inc. Reports Quarterly Results and Declares Quarterly Dividend

HATTIESBURG, Miss.--(BUSINESS WIRE)--July 21, 2017--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) reported today a 56.6% increase ($1.5 million) in operating net earnings (net income available to common shareholders adjusted for merger related costs) for the second quarter of 2017 compared to the second quarter of 2016. Operating net earnings available to common shareholders totaled $4.0 million for second quarter 2017 as compared to $2.6 million for second quarter 2016. Operating net earnings available to common shareholders excludes tax affected merger related expenses of $1.6 million in the second quarter of 2017.

Fully diluted earnings per share for the second quarter of 2017 were $0.26 as compared to $0.47 for the second quarter of 2016. Fully diluted earnings per share for the second quarter of 2017 includes one-time merger related charges of $0.18 and also includes the issuance of 3,563,380 in new common shares during the fourth quarter of 2016 related to the capital raise in October 2016.

Highlights for the Quarter:

  Operating net earnings (net income available to common shareholders adjusted for merger related costs) for the second quarter were $4.0 million compared to $3.4 million for the first quarter of 2017, an 18.6% increase.
  System integration for both acquisitions, which closed in the first quarter, was completed.
  Total loans increased 4.2% or $48 million during the quarter.
  The Company’s common stock was included in the Russell 2000 Index for the first time.
  Acquisitions added loans of $239.6 million and deposits of $355.7 million (loan and deposit figures are net of credit and rate marks) during the first quarter of 2017.

M. Ray “Hoppy” Cole, President & Chief Executive Officer, commented, “We are pleased with the performance of the company during the second quarter. The two acquisitions closed in the first quarter have been fully integrated and core operating results are beginning to reflect significantly improved performance as a result of those acquisitions. We are also pleased with our organic growth across our entire footprint exhibited by $48 million of net loan growth for the quarter. I commend our team members on an outstanding quarter especially given the complexities and challenge of integrating two acquisitions at once.”

Balance Sheet

Total assets increased $6.4 million or 0.4% to $1.789 billion for the quarter ended June 30, 2017.

Total loans were $1.187 billion at June 30, 2017 as compared to $1.140 billion at March 31, 2017 and as compared to $824.1 million at June 30, 2016 representing increases of $47.9 million, or 4.2% for the quarter ended June 30, 2017 and $363.9 million, or 44.2% as compared to second quarter 2016. Increased loan volume of $47.9 million for the second quarter was distributed between commercial and all real estate categories. The acquisitions accounted for $239.6 million of the total increase in loans as compared to the same quarter in 2016.

Total deposits decreased $17.7 million or 1.1% for the quarter ended June 30, 2017. $10.1 million of the decrease was in the certificate of deposit portfolio of which a majority of this decrease was in the certificate of deposit portfolios that were acquired.

Asset Quality

Nonperforming assets totaled $13.2 million at June 30, 2017, a decrease of $0.1 million compared to $13.3 million at March 31, 2017 and an increase of $2.1 million compared to June 30, 2016. The majority of the increase is the result of acquired assets with associated fair value marks. The ALLL/total loans ratio was 0.68% at June 30, 2017 and 0.69% at March 31, 2017. Including valuation accounting adjustments on acquired loans, the total valuation plus ALLL was 1.18% of loans at June 30, 2017. The ratio of annualized net charge-offs (recoveries) to total loans was (0.003)% for the quarter ended June 30, 2017 compared to (0.09)% for the quarter ended March 31, 2017.

Second Quarter 2017 vs. Second Quarter 2016 Earnings Comparison

Operating net earnings for the second quarter totaled $4.0 million compared to $2.6 million for the second quarter of 2016, an increase of $1.5 million or 56.6%.

Second quarter 2017 net earnings available to common shareholders (including merger related costs) totaled $2.4 million compared to $2.6 million for the second quarter of 2016.

Revenues from consolidated operations increased $6.4 million in quarterly comparison. Net interest income increased $4.9 million in quarterly comparison as interest income earned on a higher volume of loans attributed to this overall increase. Noninterest income increased $0.8 million in quarterly comparison for the second quarter of 2017 as compared to the second quarter of 2016 with increases spread over service charges and interchange fee income.

Second quarter 2017 noninterest expense increased $6.1 million, or 68.9% as compared to second quarter 2016. The majority of the increase is due to higher compensation expense and one-time charges associated with the acquisitions. Salaries increased $2.4 million of which $1.7 million is the result of increased employment numbers as a result of the acquisitions. Other professional services and other noninterest expenses included $2.7 million of before-tax merger related expenses associated with the acquisitions.

Fully taxable-equivalent (“FTE”) net interest income totaled $15.1 million and $10.1 million for the second quarter of 2017 and 2016, respectively. The FTE net interest income increased $5.0 million in prior year quarterly comparison primarily due to an increase in interest earned on loans. Purchase accounting adjustments accounted for $97,000 of the difference in net interest income for the second quarter comparisons. Second quarter 2017 net interest margin of 3.84% includes 3 bps related to purchase accounting adjustments.

Investment securities totaled $382.0 million, or 21.3% of total assets at June 30, 2017, versus $258.5 million, or 21.1% of total assets at June 30, 2016. The average volume of investment securities increased $112.6 million in prior year quarterly comparison primarily the result of the acquisitions. The average tax equivalent yield on investment securities remained constant at 2.65%. The investment portfolio had a net unrealized gain of $3.6 million at June 30, 2017 as compared to $4.5 million at June 30, 2016.

The average yield on all earnings assets increased 20 basis points in prior year quarterly comparison, from 4.05% for the second quarter of 2016 to 4.25% for the second quarter of 2017. This increase was offset partially by an increase in average interest expense of 6 basis points from 0.45% for the second quarter of 2016 to 0.51% for the second quarter of 2017.

Second Quarter 2017 vs First Quarter 2017 Earnings Comparison

Operating net earnings for the second quarter totaled $4.0 million compared to $3.4 million for the first quarter of 2017, an increase of $0.6 million or 18.6%.

In sequential-quarter comparison, net earnings available to common shareholders increased $1.2 million to $2.4 million which included after-tax one-time acquisition charges of $1.6 million.

FTE net interest income increased $0.6 million to $15.1 million from $14.5 million in sequential-quarter comparison. The increase was due primarily to increased loan volume. Interest income from purchase accounting adjustments increased $21,000 in quarterly comparison.

The average yield on all earnings assets decreased 2 basis points in sequential-quarter comparison, from 4.27% for the first quarter of 2017 to 4.25% for the second quarter of 2017.

Noninterest income increased $0.4 million in sequential-quarter comparison consisting of increases in service charges, interchange fee income and mortgage income.

Noninterest expense decreased $1.0 million in sequential-quarter comparison which includes decreases in other professional services and other non-interest expense. Merger related costs were $2.7 million and included in other professional services and other noninterest expenses as compared to $3.6 million for the first quarter of 2017.

Year to Date Earnings Comparison

Operating net earnings for the first half of 2017 totaled $7.4 million compared to $4.9 million for the first half of 2016, an increase of$2.5 million or 51.2%.

In year-over-year comparison, net earnings available to common shareholders decreased $1.5 million, or 31.4%, from $5.1 million at June 30, 2016 to $3.5 million at June 30, 2017 which included one-time merger related charges of $6.3 million. Net interest income increased $9.5 million in year-over-year comparison as interest income earned on a higher volume of loans attributed to this overall increase.

Noninterest income increased $1.7 million in year-over-year comparison mainly consisting of increases in mortgage income of $0.3 million, service charges of $0.5 million and interchange fee income of $0.5 million.

Noninterest expenses increased $13.8 million in year-over-year comparison consisting of increases in salaries and benefits of $5.2 million of which $4.0 million relates to the acquisitions as well as $6.3 million in one-time merger related charges.

Other Events

The Company will make a presentation at the KBW 2017 Community Bank Investor Conference at The New York Hilton in New York, New York, Tuesday, August 1, 2017 at 2:30 p.m. central time. This will be an interactive session between management and those attending the conference. The presentation will be available at the company’s internet site (www.thefirstbank.com) under the Investor Relations tab.

Dividends

The Board of Directors of The First Bancshares, Inc. announced a cash dividend was declared in the amount of $0.0375 per share to be paid on its common stock on August 24, 2017 to shareholders of record as of the close of business on August 4, 2017.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama and Florida. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Forward Looking Statements

This news release contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information on The First Bancshares, Inc. is available in its filings with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS DATA	Quarter Ended 6/30/17	Quarter Ended 3/31/17	Quarter Ended 12/31/16	Quarter Ended 9/30/16	Quarter Ended 6/30/16
Total Interest Income	$16,464	$15,753	$11,868	$11,269	$10,871
Total Interest Expense	1,629	1,585	1,176	1,202	1,016
Net Interest Income	14,835	14,168	10,692	10,067	9,855
FTE net interest income	15,140	14,470	10,935	10,306	10,099
Provision for loan losses	248	46	88	143	204
Non-interest income	3,757	3,391	2,705	3,099	2,961
Non-interest expense	15,070	16,095	10,132	9,416	8,921
Earnings before income taxes	3,274	1,418	3,177	3,607	3,691
Income tax expense	908	296	870	1,049	1,042
Net earnings	2,366	1,122	2,307	2,558	2,649
Dividends and accretion on preferred stock	-	-	195	86	86
Net earnings available to common shareholders	$2,366	$1,122	$2,112	$2,472	$2,563

PER COMMON SHARE DATA
Basic earnings per share	$0.26	$0.12	$0.39	$0.46	$0.47
Basic earnings per share, operating*	0.44	0.37	0.44	0.48	0.47
Diluted earnings per share	0.26	0.12	0.26	0.45	0.47
Diluted earnings per share, operating*	0.44	0.37	0.30	0.48	0.47
Quarterly dividends per share	.0375	.0375	.0375	.0375	.0375
Book value per common share at end of period	17.80	17.39	17.19	17.60	17.15
Tangible common book value at period end	15.00	14.61	15.46	14.73	14.26
Market price at end of period	27.60	28.50	27.50	19.10	17.27
Shares outstanding at period end	9,152,657	9,144,412	8,991,397	5,428,017	5,432,014
Weighted average shares outstanding:
Basic	9,145,179	9,123,271	5,463,651	5,425,567	5,432,014
Diluted	9,206,378	9,182,711	8,500,305	5,475,785	5,490,592

AVERAGE BALANCE SHEET DATA
Total assets	$1,751,092	$1,713,438	$1,275,538	$1,233,034	$1,210,707
Loans and leases	1,155,699	1,117,135	856,798	836,931	809,806
Total deposits	1,527,119	1,460,787	1,037,877	1,044,428	1,036,914
Total common equity	155,667	157,184	94,750	94,007	88,643
Total tangible common equity*	130,789	134,809	79,112	78,347	72,885
Total equity	155,667	157,184	159,786	111,130	105,766

SELECTED RATIOS
Annualized return on avg assets	.54%	.26%	.72%	.83%	.88%
Annualized return on avg assets, operating*	.92%	.79%	.75%	.85%	.85%
Annualized return on avg common equity, operating*	10.31%	8.61%	10.11%	11.14%	11.57%
Annualized return on avg tangible common equity, oper*	12.27%	10.04%	12.10%	13.37%	14.07%
Average loans to average deposits	75.68%	76.47%	82.55%	80.13%	78.10%
Taxable-equivalent net interest margin	3.84%	3.85%	3.77%	3.70%	3.68%
Efficiency Ratio	79.75%	90.11%	74.28%	70.24%	68.31%
Efficiency Ratio, operating*	65.56%	69.97%	71.40%	68.70%	68.31%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	.68%	.69%	.87%	.88%	.88%
Nonperforming assets to tangible equity + ALLL	9.10%	9.39%	6.74%	10.81%	10.93%
Nonperforming assets to total loans + ORE	1.11%	1.16%	1.14%	1.31%	1.34%
Annualized QTD net charge-offs (recoveries) to total loans	(0.09)%	(0.10)%	(0.03%)	(0.04%)	(0.03%)

*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	June 30, 2017	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016	June 30, 2016
Assets
Cash and cash equivalents	$92,596	$148,511	$62,119	$70,114	$54,777
Securities available-for-sale	366,490	352,851	243,206	236,168	242,855
Securities held-to-maturity	6,000	6,000	6,000	6,000	6,025
Other investments	9,544	7,647	6,593	9,516	9,578
Total investment securities	382,034	366,498	255,799	251,684	258,458
Loans held for sale	5,907	5,473	5,880	9,437	8,937
Total loans	1,187,936	1,139,987	867,054	854,366	824,083
Allowance for loan losses	(8,070)	(7,813)	(7,510)	(7,481)	(7,259)
Loans, net	1,179,866	1,132,174	859,544	846,885	816,824
Premises and equipment	44,766	45,438	34,624	33,427	33,502
Other Real Estate	8,072	7,579	6,008	4,670	4,716
Goodwill and other intangibles	25,615	25,379	15,507	15,596	15,696
Other assets	50,766	51,769	37,886	34,825	31,990
Total assets	$1,789,622	$1,783,204	$1,277,367	$1,266,638	$1,224,900

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$319,494	$323,442	$202,478	$196,786	$194,950
Interest-bearing deposits	1,231,305	1,245,055	836,713	875,003	837,413
Total deposits	1,550,799	1,568,497	1,039,191	1,071,789	1,032,363
Borrowings	59,367	39,411	69,000	68,000	68,000
Subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	6,267	5,981	4,339	3,881	3,929
Total liabilities	1,626,743	1,624,199	1,122,840	1,153,980	1,114,602
Total shareholders’ equity	162,879	159,005	154,527	112,658	110,298
Total liabilities and shareholders’ equity	$1,789,622	$1,783,204	$1,277,367	$1,266,638	$1,224,900

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2017	2016
Interest Income:
Loans, including fees	$27,558	$18,306
Investment securities	4,326	3,063
Accretion of purchase accounting adjustments	112	42
Other interest income	221	57
Total interest income	32,217	21,468
Interest Expense:
Deposits	2,562	1,514
Borrowings	623	342
Subordinated debentures	130	82
Accretion of purchase accounting adjustments	(101)	-
Total interest expense	3,214	1,938
Net interest income	29,003	19,530
Provision for loan losses	294	394
Net interest income after provision for loan losses	28,709	19,136
Non-interest Income:
Service charges on deposit accounts	1,790	1,241
Mortgage Income	2,124	1,829
Interchange Fee Income	1,862	1,325
Gain (loss) on securities, net	(9)	129
Gain on sale of premises and equipment	-	-
BEA award, net	-	-
Other charges and fees	1,381	920
Total non-interest income	7,148	5,444
Non-interest expense:
Salaries and employee benefits	15,743	10,549
Occupancy expense	2,718	2,183
FDIC premiums	532	501
Marketing	168	204
Amortization of core deposit intangibles	331	194
Other professional services	5,812	552
Other non-interest expense	5,861	3,133
Total Non-interest expense	31,165	17,316
Earnings before income taxes	4,692	7,264
Income tax expense	1,204	2,011
Net earnings	3,488	5,253
Dividends and accretion on preferred stock	-	171
Net earnings available to common shareholders	$3,488	$5,082
Non-operating items*	3,908	(189)
Net earnings available to common shareholders, operating	$7,396	$4,893

Basic earnings per common share	$0.38	$0.94
Basic earnings per common share, operating*	$0.81	$0.90
Diluted earnings per common share	$0.38	$0.93
Diluted earnings per common share, operating*	$0.80	$0.90
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16
Interest Income:
Loans, including fees	$14,114	$13,444	$9,922	$9,706	$9,293
Investment securities	2,197	2,129	1,472	1,446	1,531
Accretion of purchase accounting adjustments	56	56	429	92	20
Other interest income	97	124	45	25	27
Total interest income	16,464	15,753	11,868	11,269	10,871
Interest Expense:
Deposits	1,364	1,198	968	962	813
Borrowings	259	364	148	160	149
Subordinated debentures	67	63	60	80	54
Accretion of purchase accounting adjustments	(61)	(40)	-	-	-
Total interest expense	1,629	1,585	1,176	1,202	1,016
Net interest income	14,835	14,168	10,692	10,067	9,855
Provision for loan losses	248	46	88	143	204
Net interest income after provision for loan losses	14,587	14,122	10,604	9,924	9,651

Non-interest Income:
Service charges on deposit accounts	922	868	605	606	604
Mortgage Income	1,208	916	1,204	1,399	1,184
Interchange Fee Income	959	903	683	666	681
Gain (loss) on securities, net	(1)	(8)	(3)	-	129
Gain on sale of premises and equipment	-	-	-	-	-
BEA award, net	-	-	-	-	-
Other charges and fees	669	712	216	428	363
Total non-interest income	3,757	3,391	2,705	3,099	2,961

Non-interest expense:
Salaries and employee benefits	7,762	7,981	5,943	5,645	5,400
Occupancy expense	1,348	1,370	1,222	1,209	1,110
FDIC premiums	331	201	265	254	257
Marketing	99	69	122	76	132
Amortization of core deposit intangibles	182	149	88	100	100
Other professional services	2,802	3,010	793	461	321
Other non-interest expense	2,546	3,315	1,699	1,671	1,601
Total Non-interest expense	15,070	16,095	10,132	9,416	8,921
Earnings before income taxes	3,274	1,418	3,177	3,607	3,691
Income tax expense	908	296	870	1,049	1,042
Net earnings	2,366	1,122	2,307	2,558	2,649
Dividends and accretion on preferred stock	-	-	195	86	86
Net earnings available to common shareholders	$2,366	$1,122	$2,112	$2,472	$2,563

Basic earnings per common share	$0.26	$0.12	$0.39	$0.46	$0.47
Basic earnings per common share, operating*	$0.44	$0.37	$0.44	$0.48	$0.47
Diluted earnings per common share	$0.26	$0.12	$0.26	$0.45	$0.47
Diluted earnings per common share, operating*	$0.44	$0.37	$0.30	$0.48	$0.47
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
COMPOSITION OF LOANS	June 30, 2017	Percent of Total	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016	June 30, 2016	Percent of Total
Commercial, financial and agricultural	$167,799	14.1%	$156,786	$129,423	$121,963	$118,924	14.3%
Real estate – construction	169,971	14.2%	163,249	109,394	104,644	101,439	12.2%
Real estate – commercial	448,218	37.5%	426,151	314,359	307,963	296,676	35.6%
Real estate – residential	372,815	31.2%	360,964	289,640	296,587	282,420	33.9%
Lease Financing Receivable	2,189	0.2%	2,196	2,204	2,211	2,642	0.3%
Obligations of States & subdivisions	5,775	0.5%	5,383	6,698	6,861	6,965	0.8%
Consumer	21,169	1.8%	25,258	15,336	14,137	15,017	1.8%
Loans held for sale	5,907	0.5%	5,473	5,880	9,437	8,937	1.1%
Total loans	$1,193,843	100%	$1,145,460	$872,934	$863,803	$833,020	100%

COMPOSITION OF DEPOSITS	June 30, 2017	Percent of Total	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016	June 30, 2016	Percent of Total
Noninterest bearing	$319,494	20.6%	$323,442	$202,478	$196,786	$194,950	18.9%
NOW and other	665,250	42.9%	661,300	430,903	465,404	466,118	45.2%
Money Market/Savings	296,705	19.1%	304,292	182,793	187,228	174,740	16.9%
Time Deposits of less than $250,000	203,254	13.1%	212,352	162,797	163,739	148,049	14.3%
Time Deposits of $250,000 or more	66,096	4.3%	67,111	60,220	58,632	48,506	4.7%
Total Deposits	$1,550,799	100%	$1,568,497	$1,039,191	$1,071,789	$1,032,363	100%

ASSET QUALITY DATA	June 30, 2017		Mar 31, 2017	Dec 31, 2016	Sept 30, 2016	June 30, 2016
Nonaccrual loans	$3,979		$4,955	$3,265	$5,798	$5,742
Loans past due 90 days and over	760		345	198	420	267
Total nonperforming loans	4,739		5,300	3,463	6,218	6,009
Other real estate	8,072		7,579	6,008	4,670	4,716
Nonaccrual securities	408		408	408	408	408
Total nonperforming assets	$13,219		$13,287	$9,879	$11,296	$11,133

Nonperforming assets to total assets	.74%		.75%	.77%	.89%	.91%
Nonperforming assets to total loans + ORE	1.11%		1.16%	1.14%	1.31%	1.34%
ALLL to nonperforming loans	170.29%		147.42%	216.86%	120.31%	120.80%
ALLL to total loans	.68%		.69%	.87%	.88%	.88%

Quarter-to-date net charge-offs (recs)	$(9)		$(257)	$58	$(79)	$(72)
Annualized QTD net chg/offs (recs) to loans	(0.003)%		(0.09)%	0.03%	(0.04%)	(0.03%)

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	June 30, 2017			March 31, 2017			December 31, 2016			September 30, 2016			June 30, 2016
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$282,235	$1,605	2.27%	$244,997	$1,534	2.50%	$183,032	$997	2.18%	$177,154	$965	2.18%	$186,615	$1,034	2.22%
Tax-exempt securities	95,272	897	3.77%	86,991	895	4.12%	77,909	715	3.67%	77,073	704	3.65%	78,290	721	3.68%
Total investment securities	377,507	2,502	2.65%	331,988	2,429	2.93%	260,941	1,712	2.62%	254,227	1,669	2.63%	264,905	1,755	2.65%
Fed funds sold	39,048	95	0.97%	50,700	124	0.98%	41,545	45	0.43%	10,356	25	0.97%	9,902	27	1.09%
Int bearing deposits in other banks	5,214	2	0.15%	5,000	2	0.16%	2,107	3	0.57%	11,961	16	0.54%	12,522	20	0.64%
Loans	1,155,699	14,170	4.90%	1,117,110	13,500	4.83%	856,798	10,351	4.83%	836,931	9,798	4.68%	809,806	9,313	4.60%
Total Interest earning assets	1,577,468	16,769	4.25%	1,504,798	16,055	4.27%	1,161,391	12,111	4.17%	1,113,475	11,508	4.13%	1,097,135	11,115	4.05%
Other assets	173,624			208,640			114,147			119,559			113,572
Total assets	$1,751,092			$1,713,438			$1,275,538			$1,233,034			$1,210,707

Interest-bearing liabilities:
Deposits	$1,211,959	$1,303	0.43%	$1,149,287	$1,158	0.40%	$844,101	$968	0.46%	$850,442	$962	0.45%	$843,771	$813	0.39%
Repo	5,000	48	3.84%	5,000	48	3.84%	5,000	48	3.84%	5,000	49	3.92%	5,000	48	3.84%
Fed funds purchased	1,906	8	1.68%	975	2	0.82%	191	1	2.09%	1,926	5	1.04%	2,894	8	1.11%
FHLB & FTN	40,765	203	1.99%	79,581	314	1.58%	56,272	99	0.70%	55,337	106	0.77%	42,962	93	0.87%
Subordinated debentures	10,310	67	2.60%	10,310	63	2.44%	10,310	60	2.33%	10,310	80	3.10%	10,310	54	2.10%
Total interest bearing liabilities	1,269,940	1,629	0.51%	1,245,153	1,585	0.51%	915,874	1,176	0.51%	923,015	1,202	0.52%	904,937	1,016	0.45%
Other liabilities	325,485			311,101			199,878			198,889			200,004
Shareholders’ equity	155,667			157,184			159,786			111,130			105,766
Total liabilities and shareholders’ equity	$1,751,092			$1,713,438			$1,275,538			$1,233,034			$1,210,707

Net interest income (TE)		$15,140	3.74%		$14,470	3.76%		$10,935	3.66%		$10,306	3.61%		$10,099	3.60%

Net interest margin			3.84%			3.85%			3.77%			3.70%			3.68%

Core net interest margin*			3.81%			3.82%			3.66%			3.66%			3.67%

FIRST BANCSHARES, INC and SUBSIDIARIES Reconcilement of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
		Three Months Ended
Per Common Share Data		June 30, 2017	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016	June 30, 2016
Book value per common share		$ 17.80	$ 17.39	$ 17.19	$ 17.60	$ 17.15
Effect of intangible assets per share		2.80	2.78	1.73	2.87	2.98
Tangible book value per common share		$ 15.00	$ 14.61	$ 15.46	$ 14.73	$ 14.26

Diluted earnings per share		$ 0.26	$ 0.12	$ 0.26	$ 0.45	$ 0.47
Effect of gain on debit card conversion, after-tax		-	-	-	-	-
Effect of gain on sale of bank premises, after-tax		-	-	-	-	-
Effect of BAE, after-tax		-	-	-	-	-
Effect of acquisition charges, after-tax		0.18	0.25	0.04	0.03	-
Diluted earnings per share, operating		$ 0.44	$ 0.37	$ 0.30	$ 0.48	$ 0.47

		Three Months Ended
Average Balance Sheet Data		June 30, 2017	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016	June 30, 2016
Total average assets	A	$1,751,092	$1,713,438	$1,275,538	$1,233,034	$1,210,707

Total equity		$ 155,667	$ 157,184	$ 159,786	$ 111,130	$ 105,766
Less preferred equity		-	-	65,036	17,123	17,123
Total common equity	B	155,667	157,184	94,750	94,007	88,643
Less intangible assets		24,878	22,375	15,638	15,660	15,758
Tangible common equity	C	$ 130,789	$ 134,809	$ 79,112	$ 78,347	$ 72,885

		Three Months Ended
Core Net Interest Margin		June 30, 2017	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016	June 30, 2016
Net interest income (TE)		$ 15,140	$ 14,470	$ 10,935	$ 10,306	$ 10,099
Less purchase accounting adjustments		117	96	429	92	20
Net interest income, net of purchase accounting adj	D	$ 15,023	$ 14,374	$ 10,506	$ 10,214	$ 10,079

Total average earning assets		$1,577,468	$1,504,798	$1,161,391	$1,113,475	$1,097,135
Add average balance of loan valuation discount		1,721	2,159	1,358	1,484	1,504
Avg earning assets, excluding loan valuation discount	E	$1,579,189	$1,506,957	$1,162,749	$1,114,959	$1,098,639

Core net interest margin	D/E	3.81%	3.82%	3.61%	3.66%	3.67%

		Three Months Ended
Return Ratios		June 30, 2017	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016	June 30, 2016
Net earnings	F	$ 2,366	$ 1,122	$ 2,307	$ 2,558	$ 2,649
Dividends and accretion on preferred stock		-	-	195	86	86
Net earnings available to common shareholders		2,366	1,122	2,112	2,472	2,563
Gain on debit card conversion, after-tax		-	-	-	-	-
Gain on sale of premises and equipment, after-tax		-	-	-	-	-
BAE, after-tax		-	-	-	-	-
Acquisition charges, after-tax		1,647	2,261	282	146	-
Net earnings available to common shareholders, oper	G	$ 4,013	$ 3,383	$ 2,394	$ 2,618	$ 2,563

Annualized return on avg assets	F/A	.54%	.26%	.72%	.83%	.88%
Annualized return on avg assets, oper	G/A	.92%	.79%	.75%	.85%	.85%
Annualized return on avg common equity, oper	G/B	10.31%	8.61%	10.11%	11.14%	11.57%
Annualized return on avg tangible common equity, oper	G/C	12.13%	10.04%	12.10%	13.37%	14.07%

Mortgage Department
Net Interest Income after provision for loan losses		$ 233	$ 253	$ 48	$ 24	$ 59
Loan fee income		1,208	916	1,204	1,399	1,184
Other non-interest income		-	-	1	1	3
Salaries and employee benefits		946	806	783	805	724
Other non-interest expense		99	114	144	124	110
Earnings before income taxes		$ 396	$ 249	$ 326	$ 495	$ 412

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are necessarily comparable to non-GAAP performance measures that other companies may use.

CONTACT:
The First Bancshares, Inc.
M. Ray “Hoppy” Cole, 601-268-8998
Chief Executive Officer
or
Dee Dee Lowery, 601-268-8998
Chief Financial Officer